Exhibit 10.22

First Amendment to the Management Agreement

This First Amendment to the Management Agreement (this “Amendment”) is made effective as of the 31st day of March, 2006 by and among Teletouch Communications, Inc. and Teletouch Licenses, Inc., on the one hand (collectively, the “Seller”), and Teletouch Paging, LP (the “Buyer”), on the other hand. Capitalized terms not defined in this Amendment shall have the meanings set forth in the Agreement (as defined below).

RECITALS:

WHEREAS, the Buyer and the Seller entered into an Asset Purchase Agreement, dated as of August 18, 2005 and subsequently amended (the “APA”), in connection with the sale of the paging business assets of the Seller to the Buyer; and,

WHEREAS, the Buyer and the Seller entered in a Management Agreement (the “MA”) to address the respective parties’ duties and responsibilities under the APA; and,

WHEREAS, the Buyer and the Seller now desire to amend the MA.

NOW THEREFORE, for valuable consideration, the receipt and adequacy of which are expressly acknowledged, accepted and agreed, the Buyer and the Seller hereby agree and consent, that Section 4. COMPENSATION of the Agreement shall be amended and restated in its entirety and shall read as follows:

“Section 4. COMPENSATION. Commencing on April 1, 2006 the Agent shall receive, as compensation for the services to be provided under the terms of this Agreement, the sum of $100,000 per month, payable in two equal installments of $50,000 on the 1st and 16th day of each month during the term of this Agreement if the Closing under that certain Asset Purchase Agreement has not occurred on or prior to the date such payment is due, starting with the 16th day of the first full month in which service to the public is provided under the management of Agent.”

This Amendment is acknowledged and agreed to this 31st day of March, 2006.

TELETOUCH PAGING, LP

By:	/s/ Robert Albritton
Name:	Robert Albritton
Title:	Managing Member

TELETOUCH COMMUNICATIONS, INC.
TELETOUCH LICENSES, INC.

By:	/s/ Thomas Hyde, Jr.
Name:	Thomas Hyde, Jr.
Title:	Chief Executive Officer